Ex-99.j

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and “Financial Statements” in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 8 to File No. 333-104654; Amendment No. 11 to File No. 811-21335) of Optimum Fund Trust of our report dated May 19, 2008, included in the 2008 Annual Report to shareholders.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
July 23, 2008